Exhibit 99.1

July 14, 2005	For Immediate Release

Contacts:

Richard F. Bonini
Secretary, Member of the Board of Directors
Investor Relations
Tel. (212) 329-3729

Lucienne Gigante
Vice President
Investor Relations
Tel. (212) 329-3733

DORAL FINANCIAL CORPORATION BOARD OF DIRECTORS
ELECTS JOHN A. WARD III AS NON-EXECUTIVE CHAIRMAN OF THE
BOARD

SALOMON LEVIS TO DEVOTE FULL TIME AS CHIEF EXECUTIVE OFFICER
TO FURTHER EXPAND DORAL’S BUSINESS IN PUERTO RICO AND THE US
MAINLAND

     San Juan, Puerto Rico, July 14, 2005 — Doral Financial Corporation (NYSE:DRL), a diversified financial services company, today announced that the Board of Directors has unanimously elected John A. Ward, a highly experienced professional in the financial services, banking and mortgage industries, as non-executive Chairman of the Doral Board. Mr. Ward’s addition to the Board underscores the Company’s commitment to strong corporate governance and independence with respect to both the Company’s and management’s performance.

     Mr. Ward’s prior experience includes serving as Chairman and CEO of American Express Bank from 1996 until 2000. Prior to joining American Express, Mr. Ward was an executive for 27 years at The Chase Manhattan Bank, during which time he served as CEO of Chase Bankcard Services and President and CEO of Chase Personal Financial Services, a nationwide retail mortgage and home equity lender. He also serves as an independent director of several boards of directors of publicly held companies.

     Mr. Ward will work closely with Salomon Levis who, in turn, will dedicate his full time as Chief Executive Officer to further expand Doral’s franchise in Puerto Rico and the U.S. mainland. Zoila Levis will continue her responsibilities as President and Chief Operating Officer.

     Mr. Levis stated, “This action by our Board of Directors serves the best interests of Doral and its shareholders. First, the separation of the office of Chairman of the Board from that of Chief Executive Officer is an important element in ensuring the most effective corporate governance system at Doral. Second, it will allow me to focus my full energies on strengthening further the Doral franchise and pursuing new business opportunities for the Company in Puerto Rico and the U.S. mainland. Third, with John Ward assuming the role of non-executive Chairman, Doral, its Board, and shareholders will benefit from enhanced industry experience and independent objectivity regarding management, business strategy, controls and procedures, and performance.

     “I look forward to working closely with John, whose experience in the financial services sector, which includes familiarity across a range of operational environments makes him the right person to assume the post of non-executive Chairman of Doral. As shown with the recent appointment of highly-respected banker Antonio F. Faria, John’s election further underscores the strength of our Company in attracting highly talented professionals. As we move forward to bring the restatement process to a conclusion and, in turn, adapt our business model, John’s judgment, strategic expertise and independence should prove invaluable.”

     Mr. Ward stated, “I am convinced that Doral is a strong company with highly attractive market positions and the potential to build substantial value as a business. I am confident that I will be able to draw upon my years of experience in the wholesale and retail financial services markets to add value to Doral. The priority for me in my role with Doral is to make sure on behalf of the Board and shareholders that management is pursuing a sound business strategy, that performance goals by the Corporation are being realized, and that, in executing its strategy, Doral is enhancing its long term value for shareholders.”

     Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico commercial bank, Doral Securities, a Puerto Rico based investment banking and brokerage firm, Doral Insurance Agency, Inc. and Doral Bank, FSB, a federal savings bank based in New York City.

FORWARD LOOKING STATEMENTS

     This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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